                                                                    Exhibit 99.2



                       SPECIALTY CHEMICAL RESOURCES, INC.

                                       AND

                               NATIONAL CITY BANK

                           __________________________

                          SUBSCRIPTION AGENCY AGREEMENT

                        DATED AS OF _______________, 1998

                                TABLE OF CONTENTS


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
Section 1.   Appointment of Subscription Agent.................................1

Section 2.   Issue of Securities...............................................2

Section 3.   Basic Subscription Privilege; Oversubscription Privilege;
             Form of Subscription Certificates.................................2

Section 4.   Signature and Registration........................................3

Section 5.   Exchange of Subscription Certificates; Mutilated,
             Destroyed, Lost or Stolen Subscription Certificates...............3

Section 6.   Subsequent Issue of Subscription Certificates.....................4

Section 7.   Exercise of Rights; Exercise Price; Expiration Date...............4

Section 8.   Delivery of Notes.................................................6

Section 9.   Fractional Rights and Notes.......................................6

Section 10.  Reports...........................................................6

Section 11.  Future Instruction and Interpretation.............................6

Section 12.  Payment of Taxes..................................................7

Section 13.  Cancellation and Destruction of Subscription Certificates.........7

Section 14.  Right of Action...................................................7

Section 15.  Concerning the Subscription Agent.................................7

Section 16.  Merger or Consolidation of Subscription Agent.....................8

Section 17.  Duties of Subscription Agent......................................8

Section 18.  Notices to the Company, Holders and Subscription Agent...........10

Section 19.  Supplements and Amendments.......................................10



                                       (i)

                                                                            Page
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
Section 20.  Successors.......................................................10

Section 21.  Termination......................................................10

Section 22.  Governing Law....................................................11

Section 23.  Benefits of this Agreement.......................................11

Section 24.  Counterparts.....................................................11

Section 25.  Descriptive Headings.............................................11



                                      (ii)

         SUBSCRIPTION AGENCY AGREEMENT, dated as of ________________, 1998 by and between Specialty Chemical Resources, Inc., a Delaware corporation (the "Company"), and National City Bank, as Subscription Agent (the "Subscription Agent").

         WHEREAS, the Company has caused a Registration Statement on Form S-3 (Registration No. 333-___________) under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission (the "Commission") relating to a proposed distribution by the Company of non-transferable subscription rights (the "Rights") and sale of newly issued 6% Convertible Subordinated Notes due 2008 (the "Notes"), upon the exercise of such Rights (such Registration Statement, in the form in which it first becomes effective under the Act, and as it may thereafter be amended from time to time, is referred to herein as the "Registration Statement"; the distribution of the Rights and the sale of the Notes upon the exercise thereof and of the Oversubscription Privilege (as defined below) as contemplated by the Registration Statement is referred to herein as the "Rights Offering");

         WHEREAS, the Rights will be distributed to holders of record (other than the Company and its wholly-owned subsidiaries) of shares of Common Stock as of the close of business on ____________, 1998 (the "Record Date") at a rate of one Right for each ____________ shares of Common Stock held on the Record Date and to holders of record of the Company's 6% Convertible Subordinated Notes due 2006 (the "Original Notes") as of the Record Date at a rate of one Right for each ____________ shares of Common Stock that the Original Notes (including accrued and compounded interest) would be convertible into as of the Record Date;

         WHEREAS, the Company has authorized the issuance of an aggregate number of Notes (the "Underlying Notes") equal to the aggregate number of Rights to be distributed pursuant to the Rights Offering;

         WHEREAS, Rights holders will be entitled to subscribe to purchase at $100 in cash, or cancellation of notes in the case of Edwin M. Roth, CEW Partners and Martin Trust as described in Section 7 hereof (the "Subscription Price"), one Underlying Note for each Right held (the "Basic Subscription Privilege") and may also subscribe to purchase additional Underlying Notes, to the extent that any such Notes are not purchased due to the non-exercise of Rights (the "Oversubscription Privilege"); and

         WHEREAS, the Company desires the Subscription Agent to act on its behalf in connection with the Rights Offering as set forth herein, and the Subscription Agent is willing so to so act.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

         Section 1. Appointment of Subscription Agent. The Company hereby appoints the Subscription Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Subscription Agent hereby accepts such appointment. The Company may from time to time appoint such co-subscription agents as it may deem necessary or desirable.

         Section 2. Issue of Securities.

         (a) The Company has authorized the issuance of the Rights and, following the effectiveness of the Registration Statement and the Record Date, will issue such Rights to holders of record of shares of Common Stock and of Original Notes as of the close of business on the Record Date as contemplated by the Registration Statement. The Company will promptly notify the Subscription Agent upon the effectiveness of the Registration Statement. As transfer agent and registrar for the shares of Common Stock, the Subscription Agent shall effect the distribution of the Rights to holders of record of shares of Common Stock and of Original Notes as of the close of business on the Record Date, including determination of the number of Rights to be distributed to each such record holder and distribution of the Subscription Certificates (as defined in Section 3(d) hereof) evidencing the Rights.

         (b) The Company has authorized the issuance of and will hold in reserve the Underlying Notes, and upon the valid exercise of Rights, the Company will issue Underlying Notes to validly exercising Rights holders as set forth in the Prospectus.

         Section 3. Basic Subscription Privilege; Oversubscription Privilege; Form of Subscription Certificates.

         (a) Pursuant to each Right's Basic Subscription Privilege, the Right grants to the holder hereof, upon the valid exercise of the Right pursuant to
Section 7 hereof, the right to purchase from the Company one Underlying Note at the Subscription Price.

         (b) Subject to the allocation described below, each Rights holder who exercises such holder's Basic Subscription Privilege in full may subscribe, at the Subscription Price, for additional Underlying Notes, pro rata. Underlying Notes will be available for purchase pursuant to the Oversubscription Privilege only to the extent that the maximum number of Underlying Notes are not subscribed for through the exercise of all Basic Subscription Privileges by the Expiration Date (as defined below). If the Underlying Notes so available (the "Remaining Notes") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Remaining Notes will be allocated pro rata (subject to the elimination of fractional interests) among those holders of Rights exercising the Oversubscription Privilege, in proportion, not to the number of Notes requested pursuant to the Oversubscription Privilege, but to the number of Notes they have purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Remaining Notes than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of Remaining Notes as such holder subscribed for.

         (c) Banks, brokers and other nominee holders of Rights who exercise Rights and the Oversubscription Privilege on behalf of beneficial owners of Rights shall be required to certify to the Subscription Agent and the Company (by delivery to the Subscription Agent of a Nominee Holder Certification substantially in the form of EXHIBIT A hereto), in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised, and the number of Oversubscription Notes that are being subscribed for by each beneficial owner of

Rights on whose behalf such nominee holder is acting. If more Underlying Notes are subscribed for pursuant to the Oversubscription Privilege than are available for sale, Underlying Notes will be allocated among persons exercising the Oversubscription Privilege in proportion to such persons' exercise of Rights pursuant to the Basic Subscription Privilege.

         (d) The Rights shall be evidenced by subscription certificates (the "Subscription Certificates"). The Subscription Certificates (and the form of election to exercise the Rights to be printed on the reverse thereof) shall be substantially in the form attached as EXHIBIT B hereto. The Subscription Certificates shall be non-transferable.

         Section 4. Signature and Registration.

         (a) The Subscription Certificates shall be executed on behalf of the Company by its President and Chairman of the Board by facsimile signature. Any Subscription Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Subscription Certificate, shall be a proper officer of the Company to sign such Subscription Certificate, even if at the date of the execution of this Agreement or the date of the actual issuance of such certificate any such person is not such an officer.

         (b) The Subscription Agent will keep or cause to be kept, at its principal offices in the State of Ohio, books for registration of the Rights issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights and the number of Rights evidenced by each outstanding Subscription Certificate.

         Section 5. Exchange of Subscription Certificates; Mutilated, Destroyed, Lost or Stolen Subscription Certificates.

         (a) Subject to the provisions of Section 9 hereof, a bank, trust company, securities dealer or broker holding shares of Common Stock on the Record Date for more than one beneficial owner may, upon proper showing to the Subscription Agent, exchange its Subscription Certificate to obtain Subscription Certificates for the number of Rights which each such beneficial owner would have been entitled to receive pursuant to Section 9(a) hereof had each such beneficial owner been the holder of record of such beneficial owner's shares on the Record Date; provided; however, that the Company reserves the right to refuse to issue any such Subscription Certificate or Subscription Certificates if such issuance would be inconsistent with the principle that each beneficial owner's holding will be rounded up to the nearest whole Right. No Subscription Certificates evidencing fractional Rights will be issued upon division of other Subscription Certificates, and any instructions to divide Subscription Certificates which would result in the issuance of Subscription Certificates evidencing fractional Rights shall be rejected. Any holder desiring to divide any Subscription Certificate or Subscription Certificates shall make such requests in writing to the Subscription Agent, and shall surrender the Subscription Certificate or Subscription Certificates to be divided to the Subscription Agent. Thereupon the Subscription Agent shall deliver to the person entitled thereto a Subscription Certificate or Subscription Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any division of Subscription Certificates.

         (b) Upon receipt by the Company and the Subscription Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Subscription Certificate, and, in case of loss, theft or destruction, of indemnity and/or security satisfactory to them, which may be in the form of an open penalty bond, and reimbursement to the Company and the Subscription Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Subscription Certificate if mutilated, the Company will make and deliver a new Subscription Certificate of like tenor to the Subscription Agent for delivery to the registered owner in lieu of the Subscription Certificate so lost, stolen, destroyed or mutilated. If required by the Company or the Subscription Agent, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Subscription Agent or any agent thereof from any loss which any of them may suffer if a Subscription Certificate is replaced.

         Section 6. Subsequent Issue of Subscription Certificates. Subsequent to their original issuance, no Subscription Certificates shall be issued except (a) Subscription Certificates issued upon any division of Rights pursuant to
Section 5(a) hereof, (b) Subscription Certificates issued in replacement of mutilated, destroyed, lost or stolen Subscription Certificates pursuant to
Section 5(b) hereof and (c) Subscription Certificates issued pursuant to Section 7(d) hereof upon the partial exercise of any Subscription Certificate to evidence the unexercised portion of such Subscription Certificate.

         Section 7. Exercise of Rights; Exercise Price; Expiration Date.

         (a) The holder of any Subscription Certificate may exercise some or all of the Rights evidenced thereby (but not in amounts of less than one Right or an integral multiple thereof) by delivering to the Subscription Agent, on or prior to 5:00 p.m., Cleveland, Ohio local time, on _____________, 1998 (the "Expiration Date"), a properly completed and executed Subscription Certificate evidencing such Rights (with signature guarantees, if necessary, by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the American Stock Exchange Inc. Medallion Signature Program (each, an "Eligible Institution")), together with payment of the Subscription Price (as hereinafter defined) for each Underlying Note subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to debit down the Rights position for DTC held at the office of the Subscription Agent (such Rights being "DTC Exercised Rights"), together with payment of the Subscription Price for each Underlying Note subscribed for pursuant to the Basic Subscription Privilege at or prior to 5:00 pm, Cleveland, Ohio local time on the Expiration Date. The Oversubscription Privilege in respect of DTC Exercised Rights may not be exercised through DTC. The holder of DTC Exercised Rights may exercise the Oversubscription Privilege in respect of such DTC Exercised Rights by properly executing and delivering to the Subscription Agent at or prior to 5:00 pm, Cleveland, Ohio local time on the Expiration Date, a DTC Participant Oversubscription Exercise Form, substantially in the form of EXHIBIT C hereto, together with payment of the appropriate Subscription Price for the number of Underlying Notes for which the Oversubscription Privilege is to be exercised.

         (b) The Rights shall expire at 5:00 p.m, Cleveland, Ohio local time, on the Expiration Date.

         (c) The "Subscription Price" shall be $100 per Note subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege payable (i) (in United States dollars) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the Subscription Agent, or (ii) by delivery to the Subscription Agent of the original Bridge Note dated June 15, 1998 held by a stockholder for cancellation by the Company. The Subscription Price shall be deemed to have been received by the Subscription Agent only upon (A) clearance of any uncertified check, (B) receipt by the Subscription Agent of any certified check or bank draft or postal telegraphic or express money order, or (C) receipt by the Subscription Agent of a stockholder's original Bridge Note.

         (d) If an exercising Rights holder has not indicated the number of Rights being exercised or if the Subscription Price payment forwarded by such holder to the Subscription Agent is not sufficient to purchase the number of Notes subscribed for, the Rights holder will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price delivered to the Subscription Agent and, to the extent that the Subscription Price payment delivered by such holder exceeds the Subscription Price multiplied by the number of Rights exercised (such excess being the "Subscription Excess"), the holder will be deemed to have exercised its Oversubscription Privilege to purchase, to the extent available, a number of whole Underlying Notes equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

         (e) Funds received by the Subscription Agent (as set forth in Section 7(c) above) in payment of the Subscription Price for Underlying Notes subscribed for pursuant to the Oversubscription Privilege shall be held in a segregated account pending allocation pursuant to Section 3(b) hereto. If a Rights holder exercising the Oversubscription Privilege is allocated less than all of the Notes which such holder subscribed for pursuant to the Oversubscription Privilege, the Subscription Agent as soon as practicable after the Expiration Date, shall mail to such Rights holder the Subscription Price paid by such holder in respect of the number of such Notes that were subscribed for but not ultimately issued, without interest or deduction.

         (f) The Subscription Agent shall pay to, credit to the account of or otherwise transfer or deliver to the Company, all funds and Bridge Notes received by the Subscription Agent in payment of the Subscription Price for Underlying Notes subscribed for pursuant to the Basic Subscription Privilege, as soon as practicable following receipt thereof.

         (g) In case the holder of any Subscription Certificate shall exercise less than all the Rights evidenced thereby, a new Subscription Certificate evidencing the number of Rights remaining unexercised shall be issued by the Subscription Agent to the registered holder of such Subscription Certificate or to his duly authorized assigns, subject to the provisions of Section 9 hereof.

         (h) The Subscription Agent is authorized to accept only Subscription Certificates, or exercises of Rights through DTC instructions received prior to 5:00 p.m, Cleveland, Ohio local time, on the Expiration Date.

         (i) Once a holder of Rights has exercised a Right or subscribed pursuant to the Oversubscription Privilege, such exercise or oversubscription may not be revoked.

         Section 8. Delivery of Notes. As soon as practicable after the Expiration Date and all prorations have been made, the Subscription Agent, if acting as authentication agent for the Trustee, shall deliver to each Rights holder subscribing for Notes pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, certificates representing the Notes purchased pursuant to such privileges.

         Section 9. Fractional Rights and Notes.

         (a) The Company shall not issue fractions of Rights, nor shall the Subscription Agent distribute Subscription Certificates which evidence fractional Rights. The number of Rights issued to each holder will be rounded up to the nearest whole number.

         (b) The Company shall not issue fractional Notes to exercising Rights holders upon exercise and acceptance of Rights. The number of Notes that each Rights holder shall be entitled to purchase pursuant to the Oversubscription Privilege shall be rounded up to the nearest whole Note.

         Section 10. Reports. The Subscription Agent shall notify both the Company and its designated representatives by telephone as requested during the period commencing with the mailing of Subscription Certificates and ending on the Expiration Date, which notice shall thereafter be confirmed in writing, (i) the number of Rights exercised on the day of such request, (ii) the number of Underlying Notes subscribed for pursuant to the Basic Subscription Privilege and the number of such Rights for which payment has been received, (iii) the number of Underlying Notes subscribed for pursuant to the Oversubscription Privilege and the number of such Rights for which payment has been received, (iv) the number of Rights for which defective exercises have been received on such day, and (v) cumulative totals derived from the information set forth in clauses (i) through (iv) above. At or before 5:00 p.m., Cleveland, Ohio local time, on the first NYSE trading day following the Expiration Date, the Subscription Agent shall certify in writing to the Company the cumulative totals through the Expiration Date derived from the information set forth in clauses (i) through
(v) above. The Subscription Agent shall also maintain and update a listing of holders who have fully or partially exercised their Rights and holders who have not exercised their Rights. The Subscription Agent shall provide the Company and its designated representatives with the information compiled pursuant to this
Section 10 as any of them shall request.

         Section 11. Future Instruction and Interpretation.

         (a) All questions as to the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company whose determinations shall be final and binding. The

Company in its sole discretion may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Subscription Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

         (b) The Subscription Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from an authorized officer of the Company, or such officer's designee, and to apply to such officer or designee for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or designee.

         Section 12. Payment of Taxes. The Company covenants and agrees that it will pay when due and payable all documentary, stamp and other taxes, if any, which may be payable in respect of the issuance or delivery of any Subscription Certificate or of the Underlying Notes; provided, however, that the Company shall not be liable for any tax liability arising out of any transaction which results in, or is deemed to be, an exchange of Rights or Notes or a constructive interest payment with respect to the Notes.

         Section 13. Cancellation and Destruction of Subscription Certificates. All Subscription Certificates surrendered for the purpose of exercise or exchange shall be canceled by the Subscription Agent, and no Subscription Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company shall deliver to the Subscription Agent for cancellation and retirement, and the Subscription Agent shall so cancel and retire, any other Subscription Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Subscription Agent shall deliver all canceled Subscription Certificates to the Company, or shall at the written request of the Company, destroy such canceled Subscription Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 14. Right of Action. All rights of action in respect of this Agreement are vested in the Company and the respective registered holders of the Subscription Certificates; and any registered holder of any Subscription Certificate, without the consent of the Subscription Agent or of the holder of any other Subscription Certificate, may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Subscription Certificate in the manner provided in such Subscription Certificate and in this Agreement.

         Section 15. Concerning the Subscription Agent.

         (a) The Company agrees to pay to the Subscription Agent compensation in accordance with the fee letter attached hereto as EXHIBIT D for all services rendered by it hereunder and, from time to time, on demand of the Subscription Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Subscription Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Subscription Agent for anything done or omitted by the Subscription Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The foregoing notwithstanding, the Company shall not indemnify the Subscription Agent with respect to any claim or action settled without its consent, which consent shall not be unreasonably withheld.

         (b) The Subscription Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Subscription Certificate, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper person or persons.

         Section 16. Merger or Consolidation of Subscription Agent. Any corporation into which the Subscription Agent or any successor Subscription Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Subscription Agent or any successor Subscription Agent shall be a party, or any corporation succeeding to the corporate trust business of the Subscription Agent or any successor Subscription Agent, shall be the successor to the Subscription Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         Section 17. Duties of Subscription Agent. The Subscription Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which the Company and the holders of Subscription Certificates by their acceptance thereof shall be bound:

                  (a) The Subscription Agent may consult with legal counsel (who may be, but is not required to be, legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Subscription Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Subscription Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President or a Vice President (including any Senior or Executive Vice President) and by the Treasurer or any Assistant Treasurer or the Secretary or an Assistant Secretary of the Company and delivered to the Subscription Agent; and such certificate shall be full authorization to the Subscription Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Subscription Agent shall be liable hereunder only for its own gross negligence or willful misconduct.

                  (d) The Subscription Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Subscription Certificates or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Subscription Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Subscription Agent) or in respect of the validity or execution of any Subscription Certificate; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Subscription Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Note to be issued pursuant to this Agreement or any Subscription Certificate or as to whether any Note will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Subscription Agent for the carrying out or performing by the Subscription Agent of the provisions of this Agreement.

                  (g) Nothing herein shall preclude the Subscription Agent from acting in any other capacity for the Company.

                  (h) The Subscription Agent shall have no duties or obligations other than those specifically set forth in this Agreement, or as may subsequently be agreed to in writing by the Company and the Subscription Agent.

                  (i) The Subscription Agent shall have the right to resign as Subscription Agent upon 30 days prior written notice to the Company.

                  (j) The Company represents to the Subscription Agent that it has and shall continue to solicit the advice of its counsel regarding the compliance with all applicable state and federal securities laws in connection with the transactions contemplated by this Agreement and that it will act in accordance with such advice.

                  (k) If any question or dispute arises with respect to the proper interpretation of this Agreement or the Subscription Agent's duties hereunder or the rights of any person delivering a Subscription Certificate pursuant to this Agreement, the Subscription Agent shall not be required to act and shall not be liable for refusal to act until the question or dispute has been judicially settled (and, if appropriate, the Subscription Agent may file a suit in interpleader for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter or settled by a written document in form and substance reasonably satisfactory to the Subscription Agent and the parties to the dispute or question.

         Section 18. Notices to the Company, Holders and Subscription Agent. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, prepaid first-class mail or telecopier:

                (a)  if to the Company, to:

                     Specialty Chemical Resources, Inc.
                     9055 South Freeway Drive
                     Macedonia, Ohio 44056
                     Attention: David F. Spink
                     Telecopier: (330) 468-0287

                (b)  if to the Subscription Agent, to:

                     National City Bank
                     629 Euclid Avenue
                     Suite 635
                     Cleveland, Ohio 44114
                     Attention:  David B. Davis
                     Telecopier: (216) 575-2649

                (c) if to a registered holder, at the address shown on the registry books of the Company.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail postage prepaid, if mailed as aforesaid; when answered back if telexed; and when receipt is acknowledged, if telecopied.

         Section 19. Supplements and Amendments. The Company and the Subscription Agent may from time to time supplement or amend this Agreement by written agreement, without the approval of any holders of Subscription Certificates.

         Section 20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Subscription Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 21. Termination. This Agreement shall terminate at 5:00 p.m., Cleveland, Ohio local time, on the 15th day following the Expiration Date. Upon termination of this Agreement and provided that all Notes for Rights accepted for execution prior to such termination are issued and delivered by the Company, the Company shall be discharged from all obligations under this Agreement except for its obligations to the Subscription Agent under Sections 12 and 15 hereof and except with respect to the obligation of the Company to provide instruction and direction to the Subscription Agent as may be provided in this Agreement; provided, however, the Company may amend the terms and conditions of the Rights Offering or terminate the Rights Offering at any time prior to delivery of the Underlying Notes.

         Section 22. Governing Law. This Agreement and each Subscription Certificate shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be construed in accordance with the internal laws of such State.

         Section 23. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Subscription Agent and the holders of the Subscription Certificates any legal or equitable right remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Subscription Agent and the holders of the Subscription Certificates.

         Section 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         Section 25. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

                               SPECIALTY CHEMICAL
                                RESOURCES, INC.



                               By:______________________________________________
                                  David F. Spink
                                  Vice President, Chief Financial
                                  Officer and Treasurer



                               NATIONAL CITY BANK
                               Subscription Agent



                               By:______________________________________________

                                  Name:_________________________________________

                                  Title:________________________________________

                                                                       EXHIBIT A



                          NOMINEE HOLDER CERTIFICATION

                                                                       EXHIBIT B



                            SUBSCRIPTION CERTIFICATE

                                                                       EXHIBIT C



               DTC PARTICIPANT OVERSUBSCRIPTION SUBSCRIPTION FORM

                                                                       EXHIBIT D



                          SUBSCRIPTION AGENT FEE LETTER